EXHIBIT 22

LIST OF GUARANTORS AND SUBSIDIARY ISSUERS OF GUARANTEED SECURITIES AS OF JUNE 30, 2025

    The following is a list of guarantors of the 3.100% Senior Notes due 2026, 3.625% Senior Notes due 2026, 4.500% Senior Notes due 2028, 4.800% Senior Notes due 2028, 2.630% Senior Notes due 2030, 5.100% Senior Notes due 2030, 2.690% Senior Notes due 2031, and 5.500% Senior Notes due 2035 issued by Amcor Flexibles North America, Inc. The issuer is a wholly owned subsidiary of Amcor plc.

Name of Guarantor	Jurisdiction of Incorporation
Amcor plc	Jersey
Amcor UK Finance plc	United Kingdom
Amcor Group Finance plc	United Kingdom
Amcor Finance (USA) Inc.	United States of America
Berry Global Group, Inc.	United States of America
Berry Global, Inc.	United States of America

    The following is a list of guarantors of the 1.125% Senior Notes due 2027 and 3.950% Senior Notes due 2032 issued by Amcor UK Finance plc, a wholly owned subsidiary of Amcor plc.

Name of Guarantor	Jurisdiction of Incorporation
Amcor plc	Jersey
Amcor Group Finance plc	United Kingdom
Amcor Flexibles North America, Inc.	United States of America
Amcor Finance (USA) Inc.	United States of America
Berry Global Group, Inc.	United States of America
Berry Global, Inc.	United States of America

    The following is a list of guarantors of the 5.625% Senior Notes due 2033 issued by Amcor Finance (USA), Inc., a wholly owned subsidiary of Amcor plc.

Name of Guarantor	Jurisdiction of Incorporation
Amcor plc	Jersey
Amcor UK Finance plc	United Kingdom
Amcor Group Finance plc	United Kingdom
Amcor Flexibles North America, Inc.	United States of America
Berry Global Group, Inc.	United States of America
Berry Global, Inc.	United States of America

The following is a list of guarantors of the 5.450% Senior Notes due 2029 issued by Amcor Group Finance plc, a wholly owned subsidiary of Amcor plc.

Name of Guarantor	Jurisdiction of Incorporation
Amcor plc	Jersey
Amcor UK Finance plc	United Kingdom
Amcor Flexibles North America, Inc.	United States of America
Amcor Finance (USA) Inc.	United States of America
Berry Global Group, Inc.	United States of America
Berry Global, Inc.	United States of America

The following is a list of guarantors of the 1.570% First Priority Senior Secured Notes due 2026 issued by Berry Global, Inc., a wholly owned subsidiary of Amcor plc.

Name of Guarantor	Jurisdiction of Incorporation
Amcor plc	Jersey
Berry Global Group, Inc.	United States of America

The following is a list of guarantors of the 1.650% First Priority Senior Secured Notes due 2027, 5.500% First Priority Senior Secured Notes due 2028, 5.800% First Priority Senior Secured Notes due 2031, and 5.650% First Priority Senior Secured Notes due 2034 issued by Berry Global, Inc., a wholly owned subsidiary of Amcor plc.

Name of Guarantor	Jurisdiction of Incorporation
Amcor plc	Jersey
Amcor UK Finance plc	United Kingdom
Amcor Flexibles North America, Inc.	United States of America
Amcor Finance (USA) Inc.	United States of America
Amcor Group Finance plc	United Kingdom